UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2011

Commission file number 333-113658

Sensus (Bermuda 2) Ltd.	Sensus USA Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 700, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 12, 2011, Sensus USA Inc. (the “Company”) announced that it has commenced a cash tender offer (the “Offer”) to purchase any and all of the $275 million principal amount of its 8-5/8% Senior Subordinated Notes due 2013 (the “Notes”). In connection with the Offer, the Company is seeking from the holders of the Notes consents to certain proposed amendments to the indenture for the Notes that would eliminate substantially all of the restrictive covenants, certain repurchase rights and certain events of default and related provisions contained in the indenture governing the Notes (the “Consent Solicitation”).

A copy of the press release relating to the Offer and the Consent Solicitation is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated April 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS (BERMUDA 2) LTD.

Dated: April 13, 2011	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Executive Officer & President

SENSUS USA INC.

Dated: April 13, 2011	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Executive Officer & President